UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials
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NOTICE OF EXTRAORDINARY GENERAL MEETING
OF INNOVATIVE INTERNATIONAL ACQUISITION CORP.

TO BE HELD ON DECEMBER 19, 2023

To the Shareholders of Innovative International Acquisition Corp.:

As previously announced, Innovative International Acquisition Corp., a Cayman Islands exempted company (the “Company,” “IOAC,” “we,” “us” or “our”), convened an extraordinary general meeting of Company shareholders to approve the Business Combination (as defined below) on Wednesday, October 25, 2023, at 11:00 a.m., Eastern Time. The meeting was adjourned to a later date in order to allow more time for the parties to consider and finalize financing and transaction terms.

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Special Meeting”) of IOAC will be held on Tuesday, December 19, 2023, at 11:00 a.m., Eastern Time, at the offices of McDermott Will & Emery LLP, located at One Vanderbilt Avenue, New York, New York 10017. You can participate in the Special Meeting, vote, and submit questions via live webcast by visiting https://web.lumiagm.com/#/228230513 (password: innovative2023) and entering the voter control number included on your proxy card.

In connection with the Special Meeting, IOAC filed a joint proxy statement/consent solicitation statement/prospectus dated October 2, 2023, as updated by Supplement No. 1 on October 20, 2023 and Supplement No. 2 on November 20, 2023 (the “Proxy Statement/Prospectus/Consent Solicitation Statement”) in connection with the proposed transactions (collectively, including the issuance of IOAC securities in connection therewith, the “Business Combination”) that are the subject of the Agreement and Plan of Merger and Reorganization (as may be amended or supplemented, the “Merger Agreement”), dated as of October 13, 2022, by and among IOAC, Zoomcar, Inc. (“Zoomcar”), Innovative International Merger Sub Inc. and Greg Moran, in the capacity as the representative of the Zoomcar stockholders and certain matters related to the prospective consummation (the “Closing”) of the Business Combination. IOAC intends to file Supplement No. 3 to the Proxy Statement/Prospectus/Consent Solicitation Statement in order to reflect certain developments that occurred after the date of the Proxy Statement/Prospectus/Consent Solicitation Statement.

You are cordially invited to attend the Special Meeting for the purpose of considering and voting on the proposals set forth in the Proxy Statement/Prospectus/Consent Solicitation Statement.

Only holders of record of IOAC’s Class A ordinary shares and Class B ordinary shares (collectively, the “ordinary shares”) at the close of business on September 20, 2023 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournment of the Extraordinary General Meeting. IOAC’s warrants do not have voting rights.

The resolutions to be voted upon in person or by proxy at the Extraordinary General Meeting relating to the above proposals are set forth in the Proxy Statement/Prospectus/Consent Solicitation Statement sections entitled “Proposal No. 1 — The NTA Proposal,” “Proposal No. 2 — The Domestication Proposal,”

“Proposal No. 3 — The Business Combination Proposal,” “Proposal No. 4 — The Organizational Documents Proposal,” “Proposal No. 5 — The Advisory Charter Proposals,” “Proposal No. 6 — The Nasdaq Proposal,” “Proposal No. 7 — The Incentive Plan Proposal,” “Proposal No. 8 — The Director Proposal” and “Proposal No. 9 — The Adjournment Proposal,” respectively.

Whether or not you plan to attend the Extraordinary General Meeting, we urge you to read the Proxy Statement/Prospectus/Consent Solicitation Statement (and any documents incorporated into the Proxy Statement/Prospectus/Consent Solicitation Statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

IOAC’s board of directors (the “IOAC Board”) formed a special committee comprised entirely of independent directors (the “Special Committee”) to consider and negotiate the terms and conditions of the Business Combination and to recommend to the IOAC Board whether to pursue the Business Combination and, if so, on what terms and conditions.

After careful consideration, the IOAC Board, based in part on the unanimous recommendation of the Special Committee, has unanimously approved IOAC’s entry into the Merger Agreement and the Business Combination. The IOAC Board also determined that each of the Proposals described in the Proxy Statement/Prospectus/Consent Solicitation Statement is fair, advisable and in the best interests of IOAC and its shareholders and recommends that you vote or give instruction to vote “FOR” each of these Proposals.

The existence of financial and personal interests of IOAC’s Sponsor, directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of IOAC and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of IOAC’s Sponsor, Directors and Officers in the Business Combination” in the Proxy Statement/Prospectus/Consent Solicitation Statement for a further discussion.

Under the Merger Agreement, the approval of each of the Domestication Proposal, the Business Combination Proposal, the Organizational Documents Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Proposal (each, a “Required Proposal”) is a condition to the consummation of the Business Combination. If IOAC shareholders do not approve each of the Required Proposals, the Business Combination may not be consummated.

A holder of public shares (“public shareholder”) may request that IOAC redeem all or a portion of its public shares (which, if not redeemed, would be cancelled and converted into common stock of New Zoomcar by virtue of the Domestication) for cash if the Business Combination is consummated. For the purposes of Article 49.5 of the Existing Organizational Documents and the Cayman Islands Companies Act (As Revised), the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in the joint proxy statement/consent solicitation statement/prospectus relating to the Business Combination shall be interpreted accordingly.

IOAC shareholders will be entitled to receive cash for any public shares to be redeemed only if such holders: hold (a) public shares or (b) units and elect to separate such units into the underlying public shares and warrants prior to exercising such redemption rights with respect to the public shares; and prior to 5:00 p.m., Eastern Time, on December 15, 2023 (two business days prior to the Extraordinary General Meeting), (a) submit a written request to Equiniti Trust Company, LLC, IOAC’s transfer agent (the “Transfer Agent”), that IOAC redeem such public shares for cash and (b) deliver such public shares to the Transfer Agent, physically or electronically through Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.

Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal.

If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a public shareholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to IOAC to pay its taxes, divided by the number of then issued and outstanding public shares. For illustrative purposes, as of December 4, 2023, this would have amounted to approximately $11.48 per public share. If a public shareholder exercises its redemption rights, such holder will be exchanging its redeemed public shares for cash and will no longer own such shares but will continue to hold any warrants that were part of IOAC Units issued in the IPO.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of such 15% limit would not be redeemed for cash.

This notice contains important information about the Special Meeting. Whether or not you plan to attend the Special Meeting, IOAC urges you to read this material carefully and vote your shares.

December 12, 2023	By Order of the Board of Directors,

/s/ Mohan Ananda
Mohan Ananda Chairman and Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD CLASS A ORDINARY SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING CLASS A ORDINARY SHARES AND WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (III) DELIVER YOUR CLASS A ORDINARY SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS JOINT PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS. IF THE TRANSACTION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

IMPORTANT NOTICES

Important Information About the Business Combination and Where to Find It

This communication may be deemed to be solicitation material in respect of the Business Combination. In connection with the Special Meeting, IOAC filed a Proxy Statement/Prospectus/Consent Solicitation Statement. This document is not a substitute for the Proxy Statement/Prospectus/Consent Solicitation Statement. INVESTORS AND SECURITY HOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE Proxy Statement/Prospectus/Consent Solicitation Statement AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION. The documents filed or that will be filed with the SEC relating to the Business Combination (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.

Forward-Looking Statements

This notice contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.

These forward-looking statements and factors that may cause actual results and the timing of events to differ materially from the anticipated results include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the transactions contemplated therein to fail to close; (2) the outcome of any legal proceedings that may be instituted against IOAC, Zoomcar, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of IOAC or stockholders of Zoomcar; (4) the inability of Zoomcar to satisfy other conditions to closing; (5) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (6) the ability to meet stock exchange listing standards in connection with and following the consummation of the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations of Zoomcar as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain its reputation, grow its customer base, maintain relationships with customers and suppliers and retain its management and key employees; (9) the impact of the COVID-19 pandemic on the business of Zoomcar and the combined company (including the effects of the ongoing global supply chain shortage); (10) Zoomcar’s limited operating history and history of net losses; (11) Zoomcar’s customer concentration and reliance on a limited number of key technology providers and payment processors facilitating payments to and by Zoomcar’s customers; (12) costs related to the Business Combination; (13) unfavorable interpretations of laws or regulations or changes in applicable laws or regulations; (14) the possibility that Zoomcar or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (15) Zoomcar’s estimates of expenses and profitability; (16) the evolution of the markets in which Zoomcar competes; (17) political instability associated with operating in current and future emerging markets Zoomcar has entered or may later enter; (18) risks associated with Zoomcar maintaining inadequate insurance to cover risks associated with business operations now or in the future; (19) the ability of Zoomcar to implement its strategic initiatives and continue to innovate its existing products; (20) the ability of Zoomcar to adhere to legal requirements with respect to the protection of personal data and privacy laws; (21) cybersecurity risks, data loss and other breaches of Zoomcar’s network security and the disclosure of personal information or the infringement upon Zoomcar’s intellectual property by unauthorized third parties; (22) risks associated with the performance or reliability of infrastructure upon which Zoomcar relies, including, but not limited to, internet and cellular phone services; (23) the risk of regulatory lawsuits or proceedings relating to Zoomcar’s products or services; (24) increased compliance risks associated with operating in multiple foreign jurisdictions at once, including regulatory and accounting compliance issues; (25) Zoomcar’s exposure to operations in emerging markets where improper business practices may be prevalent; and (26) Zoomcar’s ability to obtain additional capital when necessary.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Proxy Statement/Prospectus/Consent Solicitation Statement referenced above and other documents filed by IOAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. Forward-looking statements speak only as of the date they are made, and IOAC and Zoomcar disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Zoomcar’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.